Exhibit 99.1

AMERI Holdings, Inc. Reports Financial Results for the Third
Quarter and Nine Months ended September 30, 2016

•	Announces third quarter revenue growth of 125 percent year-over-year
•	Confirms financial guidance for 2016

PRINCETON, N.J., Nov. 14, 2016 /PRNewswire/ -- AMERI Holdings, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), today reported its financial results for the third quarter and nine months ended September 30, 2016.

Total revenues for the third quarter of 2016 were $10.1 million, an increase of 125 percent compared to revenues of $4.5 million in the third quarter of 2015.

Total revenues for the nine months ended September 30, 2016 were $23.8 million, an increase of 87 percent compared to revenues of $12.7 million for the first nine months of 2015.

Net loss for the third quarter of 2016 was $1.7 million, or $0.13 of net loss per diluted share, compared to net loss of $0.16 million, or $0.02 per diluted share, in the third quarter of 2015.

Net loss for the nine months ended September 30, 2016 was $4.08 million, or $0.32 per diluted share, compared to net income of $1.0 million, or $0.10 per diluted share, in the same period in the prior year.

Adjusted EBITDA for the 2016 third quarter was $735,501, compared to $(57,479) for the third quarter of 2015.

Adjusted EBITDA for the nine months ended September 30, 2016 was $89,483, compared to $1.5 million in the same period in 2015. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this press release.

EBITDA for the third quarter of 2016 was $(782,311), compared to $(306,390) in the prior year third quarter.

EBITDA for the nine months ended September 30, 2016 was $(2.5) million, compared to $966,580 in the same period in 2015.

Ameri100 President and CEO, Giri Devanur, said, “We are pleased with our results this quarter, and the performance of all our businesses. With the acquisition of DC&M Partners, LLC, Ameri100 Virtuoso Inc. (formerly Virtuoso Consulting Services) and BigTech Software Private Ltd., the depth of our SAP skills is greatly enhanced. DC&M and Virtuoso are leaders in high end SAP consulting with marquee customers across the United States. BigTech is an India-based offshore services delivery company which is adding significant value to our customer offerings. We are also excited that we have a healthy acquisition pipeline which will help us to add accretive acquisitions in the coming year.”

Mr. Devanur continued, “We have started the post-merger integration process across all these acquired companies. We are confident that in the next two to three quarters they will be fully integrated and enhance our delivery capability to our customers. With these acquisitions, we now have over 70 active global customers with enough room to grow organically. Additionally, with these acquisitions we also have access to more than 200 customers who have been served by these acquired companies, and thus creating a pipeline for future revenue growth.”

Ameri100’s Chief Financial Officer, Edward O’Donnell, stated, “We are also pleased with our revenue growth and our move into positive adjusted EBITDA on a quarterly and year-to-date basis. We are excited about our new banking relationship with Sterling National Bank. We believe Sterling is a valuable partner that can work with us as we grow our business in the future.”

2016 Financial Guidance

The Company reaffirms its previously announced fiscal year 2016 financial guidance of revenues between $35 million and $40 million. Through both organic growth and strategic acquisitions, the Company expects to achieve a revenue run-rate of $100 million by the end of 2017.

Use of Non-GAAP Financial Measures by Ameri100 Corporation

This Ameri100 news release presents the non-GAAP financial measures “EBITDA” and “adjusted EBITDA”. The most directly comparable measure for these non-GAAP financial measures are net income and income/loss from operations. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, investment impairment loss, transaction and integration costs and non-recurring related income tax adjustments.  Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Ameri100's financial condition and results of operations is included as Exhibit 99.2 to Ameri100's report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2016.

About AMERI Holdings, Inc.

AMERI Holdings, Inc. is a SAP-based strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey with offices in New York, Atlanta, Dallas, Phoenix, Kansas and Toronto, as well as offshore centres in Bangalore, Mumbai and Chennai India, the Company is a global leader in consulting and technology solutions. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. The Company leverages a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions.  For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Press Contact
Carlos Fernandez
100 Canal Pointe Blvd, Suite 108
Princeton, NJ 08540
Phone: (732) 243-9250
Email: carlos.fernandez@ameri100.com

Investor Relations Contact
Ted O'Donnell
100 Canal Pointe Blvd, Suite 108
Princeton, NJ 08540
Phone: (732) 243-9250
Email: ted@ameri100.com

(Financial tables follow)

 AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$2,913,834	$1,878,034
Accounts receivable	7,724,860	4,872,082
Investments	—	82,908
Other current assets	629,640	343,809
Total current assets	11,268,334	7,176,833
Other assets
Property and equipment, net	115,355	73,066
Intangible assets, net	9,359,571	3,114,513
Acquired goodwill	17,379,031	3,470,522
Total other assets	26,853,957	6,658,101

Total assets	$38,122,291	$13,834,934

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,906,959	$2,597,385
Other accrued expenses	1,345,561	1,093,814
Consideration payable	3,225,093	3,649,267
Short-term notes	4,137,143	1,235,935
Total current liabilities	13,614,756	8,576,401
Long-term liabilities
Convertible notes	5,000,000	5,000,000
Long-term notes	1,566,671	—
Long-term consideration payable	13,188,260	—
Total long-term liabilities	19,754,931	5,000,000

Total liabilities	33,369,687	13,576,401

Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 13,885,972 and 11,639,066 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	138,861	118,743
Additional paid-in capital	10,042,992	1,192,692
Accumulated other comprehensive income (loss)	(287,722)	—
Accumulated deficit	(5,141,527)	(1,052,902)
Total stockholders' equity	4,752,604	258,533

Total liabilities and stockholders' equity	$38,122,291	$13,834,934

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(LOSS)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net revenue	$10,058,558	$4,463,125	$23,758,460	$12,678,813

Cost of services	8,361,960	3,023,208	19,288,805	9,137,563

Gross profit	1,696,598	1,439,917	4,469,655	3,541,250

Operating expenses
Selling and marketing	137,024	—	401,487	—
General and administration	1,326,327	1,497,396	4,924,644	2,020,835
Nonrecurring expenditures	1,015,558	248,911	1,630,778	553,835
Depreciation and amortization	509,376	9,375	722,390	25,690
Operating expenses	2,988,285	1,755,682	7,679,299	2,600,360
Operating income (loss)	(1,291,687)	(315,765)	(3,209,644)	940,890

Interest expense	(290,423)	(62,113)	(674,683)	(87,655)
Interest income/other income	2,205	54	44	82
Other expense/loss	(197,723)	—	(197,723)	—
Income before income taxes	(1,777,628)	(377,824)	(4,082,006)	853,317
Tax benefit / (provision)	—	128,460	—	84,971
Foreign exchange translation	59,079	89,818	(6,619)	89,818

Net income (loss)	$(1,718,549)	$(159,546)	$(4,088,625)	$1,028,106

Net and comprehensive income (loss) for the period	$(1,718,549)	$(159,546)	$(4,088,625)	$1,028,106

Basic income (loss) per share	$(0.13)	$(0.02)	$(0.32)	$0.10
Diluted income (loss) per share	$(0.13)	$(0.02)	$(0.32)	$0.10

Basic weighted average number of shares	13,653,586	9,992,828	12,794,149	9,992,828
Diluted weighted average number of shares	13,653,586	9,992,828	12,794,149	9,992,828

AMERI HOLDINGS, INC.

RECONCILIATION OF NET INCOME/(LOSS) TO EBITDA & ADJUSTED EBITDA

	9 months ended September 30, 2016	3 months ended September 30, 2016
Net Income (Loss)	$(4,088,625)	$(1,718,549)
Tax benefit/(provision)
Foreign currency translation adjustment	(6,619)	59,079
Other Expense/loss	(197,723)	(197,723)
Other Income	—	2,414
Interest income	44	(209)
Interest expense	(674,683)	(290,423)
Income from operations	(3,209,644)	(1,291,687)
Depreciation and amortization	722,390	509,376
EBITDA	(2,487,254)	(782,311)
Nonrecurring expenditures	1,630,778	1,015,558
Stock based expense	945,959	502,254
Adjusted EBITDA	$89,483	$735,501